Exhibit 1.1

EXECUTION VERSION

CAMERON INTERNATIONAL CORPORATION

$250,000,000 4.50% Senior Notes due 2021

$250,000,000 5.95% Senior Notes due 2041

$250,000,000 Floating Rate Senior Notes due 2014

UNDERWRITING AGREEMENT

May 25, 2011

UNDERWRITING AGREEMENT

May 25, 2011

J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE SECURITIES (USA) LLC
RBS SECURITIES INC.

as Representatives of the several Underwriters named in Schedule A attached hereto,

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Ladies and Gentlemen:

Cameron International Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters listed on Schedule A hereto (collectively, the “Underwriters”) for whom you are serving as representatives (the “Representatives”) (i) $250,000,000 aggregate principal amount of its 4.50% Senior Notes due 2021 (the “2021 Notes”), (ii) $250,000,000 aggregate principal amount of its 5.95% Senior Notes due 2041 (the “2041 Notes”) and (iii) $250,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2014  (the “Floating Rate Notes” and, together with the 2021 Notes and the 2041 Notes, the “Notes”), as set forth on Schedule A hereto.

The Notes are to be issued pursuant to an indenture (the “Base Indenture”), dated June 26, 2008, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The term “Indenture,” as used herein, includes the Base Indenture and the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, each to be dated on or about the Closing Date (as defined below) establishing the forms and terms of the Notes.

This Agreement, the Notes and the Indenture are hereinafter sometimes referred to collectively as the “Operative Documents.”

The Company and the Underwriters agree as follows:

1.             Sale and Purchase:  Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company (i) the aggregate principal amount of 2021 Notes set forth opposite that Underwriter’s name in Schedule A hereto at a price equal to 98.501% of the principal amount thereof, (ii) the aggregate principal amount of 2041 Notes set forth opposite that Underwriter’s name in Schedule A hereto at a price equal to 99.097% of the principal amount thereof and (iii) the aggregate principal amount of Floating Rate Notes set forth opposite that Underwriter’s name in Schedule A hereto at a price equal to 99.650% of the principal amount thereof, in each case, plus accrued interest, if any, from June 2, 2011 to the Closing Date (as hereinafter defined).

The Company understands that the Underwriters intend to make sales pursuant to a public offering of the Notes as soon after the date of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms and conditions set forth in the Disclosure Package and the Prospectus (as hereinafter defined).

2.             Payment and Delivery:  Payment of the purchase price for the Notes shall be made to the Company by federal funds wire transfer, against delivery of the Notes to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 9:00 A.M., New York City time, on June 2, 2011 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “Closing Date.”  Certificates for the Notes shall each be delivered to you in global form.  As used herein “business day” shall mean a day on which the New York Stock Exchange is open for trading.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Notes shall be made at the offices of Baker Botts L.L.P. at 910 Louisiana, Houston, Texas, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Notes.

3.             Representations and Warranties of the Company:  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           Automatic Shelf Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), a registration statement on Form S-3 (Registration No. 333-151838) under the Securities Act, and such registration statement has become effective under the Securities Act.  “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Disclosure Package (as defined below), the Prospectus and the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of such registration statement (“Rule 430 Information”);  “Preliminary Prospectus” means, as of the Applicable Time (as defined below), the base prospectus comprising a part of the Registration Statement and the preliminary prospectus supplement to the base prospectus, subject to completion, relating to the issuance of the Notes; and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes. “Effective Date” means any date as of which any part of the Registration Statement relating to the offering of the Notes became or is deemed to have become effective under the Securities Act in accordance with the Rules and Regulations. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act, (a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Any reference to the “most recent Preliminary

Prospectus” shall be deemed to refer to the latest Preliminary Prospectus relating to the offering of the Notes included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of each Effective Date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

As used in this Agreement, “Applicable Time” means 6:30 p.m. (New York City time) on the date of this Agreement.  At the Applicable Time, the Company had prepared the following information (collectively, the “Disclosure Package”): a Preliminary Prospectus dated May 25, 2011, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule B hereto as constituting part of the Disclosure Package.

(b)           Well-Known Seasoned Issuer. The Company has been at all times since December 1, 2005 and continues to be a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) for the registration of the Notes, including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement,” and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. To the knowledge of the Company, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes.

(c)           Automatic Effectiveness. The Registration Statement became effective upon filing under Rule 462(e) of the Rules and Regulations (“Rule 462(e)”) on June 23, 2008, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(d)           Form of Documents.  As of each Effective Date and on the Closing Date, the Registration Statement conformed and will conform in all material respects, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement and the most recent Preliminary Prospectus conformed and the Prospectus will conform in all material respects to the requirements applicable to them under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(e)           Registration Statement.  The Registration Statement did not and will not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished in writing to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10.

(f)            Prospectus.  The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished in writing to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10.

(g)           Documents Incorporated by Reference.  The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were filed with the Commission complied, and any further documents incorporated by reference therein will comply as to form in all material respects with the requirements of the Exchange Act, and they did not, and will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           Delivery of Documents.  Copies of the Registration Statement, the Disclosure Package, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel.

(i)            Disclosure Package.  The Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished in writing to the Company through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 10.

(j)            Each Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) each document listed on Schedule B hereto as constituting a “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) that is part of the Disclosure Package and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Exhibit D hereto. The Company has retained and will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Company has not retained any Issuer Free Writing Prospectus for the three year period required thereby). Each Issuer Free Writing Prospectus does not and will not include any information that conflicts with the information contained in the Registration Statement or the Disclosure Package, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished in writing to the Company by the Underwriters through the Representatives specifically for inclusion therein, which information consists solely of the information specified in Section 10.

(k)           Principal Subsidiaries. The subsidiaries of the Company (the “subsidiaries”), other than Cameron Limited, Cameron Solutions Inc., Cameron Canada Corporation, CAMERON (SINGAPORE) PTE. LTD., Cameron Italy SRL, Cameron do Brasil Ltda., CAMERON LUX III SARL, CAMERON LUX V SARL and Cameron APME Holding Pty Ltd (each, a “Principal Subsidiary”), as of December 31, 2010, did not, individually or in the aggregate, (i) account for more than 25% of the Company and its subsidiaries’ customer sales, (ii) provide more than 25% of the Company and its subsidiaries’ income from continuing operations before income taxes, extraordinary items and cumulative effect of any change in accounting principles, or (iii) account for more than 25% of the total assets of the Company and its subsidiaries after the elimination of intercompany items.  Except as set forth in the Registration Statement, Disclosure Package or the Prospectus, all of the issued and outstanding shares of capital stock or other equity interests of each Principal Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.  All shares of capital stock or other equity interests of the Principal Subsidiaries that are owned of record directly by the Company or indirectly by a wholly owned subsidiary of the Company are owned free and clear of any lien, security interest, pledge, charge, encumbrance, mortgage, equity, claim or adverse interest of any nature (each a “Lien”); none of the outstanding shares of capital stock or other equity interests of any such Principal Subsidiary was issued in violation of any preemptive or similar rights or the charter or bylaws or other organizational documents of the Company or such Principal Subsidiary or any agreement to which the Company or such Principal Subsidiary is a party.  Except as set forth in the Registration Statement, Disclosure Package or the Prospectus, there are no outstanding subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of any of the Principal Subsidiaries.

(l)            Formation and Qualification. The Company and each Principal Subsidiary has been duly incorporated, organized or formed as a corporation, partnership or other entity, is validly existing in good standing under the laws of its respective jurisdiction of incorporation, organization or formation and has all requisite power and authority to carry on its business as it is currently being conducted as described in the Registration Statement, the Disclosure Package or the Prospectus and to own, lease, license and operate its respective properties in accordance with its business as currently conducted.  The Company and each Principal Subsidiary is duly registered and qualified and in good standing as a foreign corporation, partnership or other entity authorized to do business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except where the failure to be so registered or qualified would not, individually or in the aggregate, result in a Material Adverse Effect.  A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), properties, results of operations or earnings of the Company and its subsidiaries, taken as a whole.

(m)          Power and Authority. The Company has all requisite power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents to be consummated on its part and, without limitation, the Company has all requisite power and authority to issue, sell and deliver the Notes.

(n)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and when executed and delivered by the Company and by the Representatives will be a valid and binding agreement of the Company, enforceable in accordance with its terms.

(o)           Authorization of Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.  The Indenture has been duly qualified under the Trust Indenture Act and, when it became effective and on the Closing Date, did and will comply in all material respects to the Trust Indenture Act and the rules thereunder.

(p)           Authorization of the Notes. The Notes have been duly authorized for issuance and sale to the Underwriters by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement, the Notes will have been validly issued and delivered, will be valid and binding obligations of the Company, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(q)           Description of the Notes and the Indenture. The Notes and the Indenture will conform in all material respects to each description thereof contained in the Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(r)            No Default Under Agreements or Instruments. None of the Company or any Principal Subsidiary is (i) in violation of its charter, bylaws or other constitutive and governing documents, (ii) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, or other evidence of indebtedness, or any lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, except as, in the case of clauses (ii) and (iii) herein, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any Principal Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect.

(s)           No Default or Violations. The execution, delivery and performance by the Company of the Operative Documents, including the consummation of the offer and sale of the Notes, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Principal Subsidiary or an acceleration of any indebtedness of the Company or any Principal Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Principal Subsidiary, (ii) any Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or their respective assets or properties, except as, in the case of clauses (ii) through (iv), would not, either individually or in the aggregate, (A) have a Material Adverse Effect or (B) interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(t)            No Further Requirements. No approval, authorization, consent or order of, or filing, registration, qualification, license or permit of or with, any federal, state, local or foreign court or governmental agency, body or administrative agency, or of or with the rules of the New York Stock Exchange, or approval of stockholders of the Company, is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Operative Documents, including the consummation of any of the transactions contemplated thereby, except (i) such as have been or will be obtained or made on or prior to the Closing Date in connection with the issuance of the Notes, (ii) such as may be required under state securities or blue sky laws, or (iii) those for which the failure to obtain would not, either individually or in the aggregate, (A) have a Material Adverse Effect or (B) interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Operative Documents or the consummation of any of the transactions contemplated hereby or thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date, except for those consents or waivers, the failure of which to obtain would not, either individually or in the aggregate, (A) have a Material Adverse Effect or (B) interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(u)           Litigation. Except as described in each of the Registration Statement, Disclosure Package and Prospectus, there is (i) no action, suit, claim, investigation or proceeding before or by any court, arbitrator or governmental agency, board, authority, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business, assets or property of such entity is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is subject that would (A) in the case of clause (i) above, if determined adversely to the Company or such subsidiary, either individually or in the aggregate, (1) have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents and (B) in the case of clauses (ii) and (iii) above, either individually or in the aggregate, (1) have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.  Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Company or its counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

(v)           Environmental Laws. Except as described in each of the Registration Statement, Disclosure Package and Prospectus, the Company and each Principal Subsidiary (i) is in compliance with, or not subject to costs or liabilities under, any and all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), (ii) possesses all permits, licenses or other approvals required under applicable Environmental Laws, and is in compliance with all terms and conditions of any such permit, license or other approval, and (iii)  has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in each case where liability or other consequences arising out of the matters referred to in clauses (i) through (iii) above would not, individually or in the aggregate, have a Material Adverse Effect.  There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned or leased by the Company or any of its subsidiaries or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company or any of its subsidiaries, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not, individually or in the aggregate, have a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.  For purposes of this provision, the terms “hazardous substances” and “solid wastes” shall have the meanings specified in any applicable Environmental Laws.

(w)          Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Disclosure Package and Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Disclosure Package and Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(x)            Title to Property. Except as otherwise set forth in each of the Registration Statement, Disclosure Package and Prospectus, or such as would not have a Material Adverse Effect, each of the Company and its subsidiaries has good and marketable title to all property (real and personal) described in or incorporated by reference into the Registration Statement, Disclosure Package and Prospectus as being owned by it, free and clear of all Liens, except Liens for taxes not yet due and payable and Liens described in each of the Registration Statement, Disclosure Package and Prospectus.  All the property described in the Registration Statement, Disclosure Package or Prospectus or the documents incorporated by reference therein, as being held under lease by the Company or any of its subsidiaries is held by such entity under valid, subsisting and enforceable leases, except as would not have a Material Adverse Effect.

(y)                                 Tax Filings. The Company and each subsidiary has filed on a timely basis all necessary federal, state, local and foreign income, franchise and other tax returns (other than returns being contested in good faith or as to which the failure to file would not have a Material Adverse Effect) and have paid all taxes shown thereon as due (other than those being contested in good faith or which are currently payable without penalty or interest), and the Company has no knowledge of any tax deficiency that has been or might be asserted against the Company or any subsidiary except as would not have a Material Adverse Effect; all material tax liabilities are adequately provided for within the financial statements of the Company in accordance with United States generally accepted accounting principles (“GAAP”).

(z)                                   Investment Company Act. None of the Company or any of its subsidiaries is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and Prospectus will be, required to register as an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

(aa)                            Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Since December 31, 2010, there have been no significant changes in internal controls or in other factors that materially affected or are reasonably likely to materially affect the Company’s internal controls over financial reporting, except as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 or the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Based on the evaluation of its disclosure controls and procedures as of the end of the period covered by the Annual Report on Form 10-K for the year ended December 31, 2010, and other than as has been disclosed to the Company’s auditors and the audit committee of the board of directors of the Company, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls over financial reporting that is reasonably likely to adversely affect its ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company.

(bb)                          Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are and were as of December 31, 2010 and March 31, 2011, effective.

(cc)                            Insurance. Except as would not have a Material Adverse Effect, (i) the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, (ii) all policies of insurance insuring the Company or any its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect and (iii) the Company and its subsidiaries are in compliance with the terms of such policies and instruments.  Except as described in each of the Registration Statement, Disclosure Package and Prospectus, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any subsidiary has been refused any insurance coverage sought or applied for, except in each case as disclosed in each of the Registration Statement, Disclosure Package and Prospectus.  Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as disclosed in each of the Registration Statement, Disclosure Package and Prospectus.

(dd)                          No Liabilities or Material Adverse Change. Since December 31, 2010, except as disclosed in the Registration Statement, Disclosure Package or Prospectus, (i) none of the Company or any of its subsidiaries has (A) incurred any liabilities or obligations, direct or contingent, that would have a Material Adverse Effect, or (B) entered into any material transaction not in the ordinary course of business, (ii) there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, management, condition (financial or otherwise), earnings or results of operations of the Company and its subsidiaries, taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except in a manner consistent with past practices.

(ee)                            No Violation. None of the Company or any of its subsidiaries (or any agent thereof acting on their behalf other than the Underwriters, as to whom the Company makes no representation) has taken, and none of them will take (other than the Underwriters, as to whom the Company makes no representation), any action that would cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(ff)                                Independent Accountants. Ernst & Young LLP, who has certified or shall certify the audited financial statements included or to be included as part of or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus is an independent accountant within the meaning of the Securities Act.  The historical financial statements and the notes and schedules thereto included in or incorporated by reference in each of the Registration Statement, Disclosure Package and Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in each of the Registration Statement, Disclosure Package and Prospectus, including the documents incorporated by reference therein).  The other financial and statistical information and data included in or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

(gg)                          Intellectual Property. Except as would not have a Material Adverse Effect, each of the Company and its subsidiaries own or possess the right to use all patents, trademarks (both registered and unregistered), trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and other intellectual property rights described in the Registration Statement, Disclosure Package and Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claims to the contrary or any challenge by any other entity to the rights of the Company and its subsidiaries with respect to any of the foregoing.

(hh)                          ERISA. Except as would not have a Material Adverse Effect, each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations.  Except as would not have a Material Adverse Effect, the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(ii)                                  No Labor Disputes. Except as set forth in each of the Registration Statement, Disclosure Package and Prospectus, (i) no labor problem or dispute with any of the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and (ii) to the knowledge of the Company and the Company’s subsidiaries, there is no existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that, in the case of clause (i) or (ii), would have a Material Adverse Effect.

(jj)                                  Sarbanes-Oxley Act. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are true and correct in all material respects.

(kk)                            Statistical Information. The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in each of the Registration Statement, Disclosure Package and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

(ll)                                  OFAC. The Company is subject to requirements of the sanctions program implemented and administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including without limitation, 31 CFR Parts 500-600 (“OFAC

Sanctions Programs”).  The Company consults from time to time with knowledgeable counsel regarding its compliance with the OFAC Sanctions Program.  The Company has undertaken commercially reasonable efforts to comply with the OFAC Sanctions Program.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by OFAC, and the Company will not directly or indirectly use the proceeds of the offering to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any such person in violation of the OFAC Sanctions Program.

(mm)                      No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; except, in each case, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(nn)                          Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)                          No Distribution of Other Offering Materials.  The Company has not distributed or, prior to the completion of the distribution of the Notes, will not distribute, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 3(j) and the Issuer Free Writing Prospectus set forth on Exhibit D hereto and any other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(pp)                          No Omitted Descriptions; Legal Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated, against the Company or its Principal Subsidiaries, or to which the Company or its Principal Subsidiaries is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration

Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations or the Exchange Act or the rules and regulations thereunder.

(qq)                          No Stabilizing Transactions.  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(rr)                                Rank.  The Notes constitute unsecured and unsubordinated obligations of the Company and rank pari passu with all other unsecured and unsubordinated debt obligations of the Company.

In addition, any certificate signed by any officer of the Company or any of the Principal Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offer and sale of the Notes pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or Principal Subsidiary, as the case may be, as to matters covered thereby, to the Underwriters.

4.                                       Certain Covenants of the Company:  The Company hereby agrees:

(a)                                  Preparation of Prospectus and Registration Statement.  (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act and within the time period required by Rule 430B under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to advise the Underwriters promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)                                 Final Term Sheet and Issuer Free Writing Prospectus.  (i) To prepare a final term sheet, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by the Representatives and attached as Exhibit D hereto, and to file such term sheet pursuant to Rule 433 under the Securities Act within the time required by such Rule; and (ii) not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives

(c)                                  Copies of Registration Statements.  To furnish promptly to the Underwriters and to counsel for the Underwriters, upon request, a signed copy or conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d)                                 Exchange Act Reports.  To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes.

(e)                                  Copies of Documents to the Underwriters.  To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (ii) each Issuer Free Writing Prospectus and (iii) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a Prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 4(f) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus that will correct such statement or omission or effect such compliance. In any such case, the Company will promptly notify the Representatives of such filings and effectiveness.

(f)                                    Filing of Amendment or Supplement.  To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or the Exchange Act or requested by the Commission.  Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus pursuant to Rule 424 of the Rules and Regulations, or any Prospectus, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Company is required by law to make such filing.

(g)                                 Reports to Security Holders.  As soon as practicable after the Closing Date, to make generally available to the Company’s security holders (as provided in Rule 158(b) under the Securities Act) an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) as soon as is reasonably practicable after the termination of such twelve month period but not later than fifteen months after the end of the Company’s current fiscal quarter.

(h)                                 Blue Sky Laws.  Promptly to take from time to time such actions as the Underwriters may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Notes; and to arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may reasonably request; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(i)                                     Application of Proceeds.  To apply the net proceeds from the sale of the Notes as set forth in the Disclosure Package and the Prospectus.

(j)                                     Investment Company.  To take such steps as shall be necessary to ensure that the Company shall not become an “investment company” as defined in the Investment Company Act.

(k)                                  Retention of Issuer Free Writing Prospectuses.  To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof and prior to the Closing Date, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or, when considered together with the most recent Preliminary Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their reasonable request or as required by the Rules and Regulations, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(l)                                     Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees and expenses in connection with the preparation of the Registration Statement, Disclosure Package and the Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the furnishing of copies thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) all costs related to the preparation, issuance, execution, authentication and delivery of the Notes, (iii) all costs related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iv)  all expenses in connection with the qualification of the Notes for offering and sale under state laws (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of any preliminary or supplemental blue sky or legal investment memorandum and such registration and qualification), (v) any fees payable to investment rating agencies with respect to the rating of the Notes, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading on any appropriate market system, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder for which provision is not otherwise made in this Section 4(l).

(m)                               Disposition of Debt Securities.  Except as disclosed in the Registration Statement, Disclosure Package and Prospectus with respect to its 2.50% Convertible Senior Notes due 2026, the Company will not, without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities (excluding commercial paper or bank borrowings) issued or guaranteed by the Company (other than the Notes) or publicly announce an intention to effect any such transaction, for a period of 90 days from the date hereof.

(n)                                 Compliance.  The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the officers and directors of the Company, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes-Oxley Act.

(o)                                 Stabilization.  Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

5.                                       Reimbursement of Underwriters’ Expenses:  If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to clause (iii), (iv) or (v) of Section 7(b) or Section 8(d) hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel.

6.                                       Conditions of Underwriters’ Obligations:  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, the Applicable Time and on the Closing Date.  Additionally, the several obligations of the Underwriters are subject to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Underwriters shall have received on the Closing Date, an opinion of Vinson & Elkins L.L.P., counsel for the Company, substantially in the form of Exhibit A hereto, addressed to the Underwriters and dated the date of the Closing Date.

(b)                                 The Underwriters shall have received on the Closing Date, an opinion of William C. Lemmer, Senior Vice President and General Counsel to the Company, substantially in the form of Exhibit B hereto, addressed to the Underwriters and dated the Closing Date.

(c)                                  The Representatives shall have received on the date of this Agreement and on the Closing Date from Ernst & Young LLP customary comfort letters dated, respectively, as of the date of this Agreement and the Closing Date and addressed to the Underwriters in the forms and substance heretofore approved by the Representatives and Baker Botts L.L.P., counsel to the Underwriters.

(d)                                 The Underwriters shall have received on the Closing Date, the opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

(e)                                  No amendment or supplement to the Preliminary Prospectus or the Prospectus, or any document that upon filing with the Commission would be incorporated by reference in the Preliminary Prospectus or the Prospectus, shall at any time have been made or filed to which the Underwriters have reasonably objected in writing.

(f)                                    The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectuses or any Issuer Free Writing Prospectuses or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(g)                                 The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Prospectus or the Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of the Representatives or counsel for the Underwriters, is material or omits to state any fact which, in the opinion of the Representatives or such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein not misleading.

(h)           Between the time of execution of this Agreement and the Closing Date, there shall not have occurred or become known any material and unfavorable change, financial or otherwise, in the business, properties, management, conditions or results of operations of the Company and its subsidiaries, taken as a whole, that in the judgment of the Underwriters makes it impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated by the Disclosure Package and the Prospectus.

(i)            The Company will, on the Closing Date, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit C hereto.

(j)            You shall have received copies, duly executed by the Company and the other parties thereto, of the Indenture and the Notes.

(k)           The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Preliminary Prospectus and the Prospectus as of the Closing Date as you may reasonably request.

(l)            Between the Applicable Time and the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by Moody’s Investor Services, Inc. or Standard & Poor’s Rating Services.

(m)          All agreements set forth in the representation letter from the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer shall have been complied with.

7.             Effective Date of Agreement; Termination:  (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)           The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives with notice to the Company at any time prior to the Closing Date, if prior to such time (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Underwriters under this Agreement to be fulfilled by the Company pursuant to Section 6 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (iv) a general banking moratorium shall have been declared either by the United States or New York State authorities, or if there has been a material disruption in securities settlement or clearance services in the United States, or (v) the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or terrorism or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Representatives to make it impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package, the Prospectus and this Agreement.

(c)           If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company shall be notified as provided for herein.

(d)           If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply and does not comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.             Increase in Underwriters’ Commitments:  (a) Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder on the Closing Date (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) (the “Defaulted Notes”) and if the aggregate principal amount of the Defaulted Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for at such time does not exceed 10% of the total aggregate principal amount of Notes to be purchased at such time, the non-defaulting Underwriters (including the new Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate principal amount of Notes they are obligated to purchase at such time pursuant to Section 1 hereof) the aggregate principal amount of Defaulted Notes agreed to be purchased by all such defaulting Underwriters at such time, as hereinafter provided.  Such Defaulted Notes shall be taken up and paid for by such non-defaulting Underwriters, acting severally and not jointly, in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Notes set forth opposite the names of such non-defaulting Underwriters in Schedule A.

(b)           If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Closing Date for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

(c)           The term “new Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

(d)           If the aggregate principal amount of Defaulted Notes which the defaulting Underwriter or Underwriters agreed to purchase on the Closing Date, exceeds 10% of the total aggregate principal amount of Notes which all Underwriters agreed to purchase hereunder at such time, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder at such time, this Agreement, shall terminate without further act or deed and without any liability with respect thereto on the part of the Company to any Underwriter and without any liability with respect thereto on the part of any non-defaulting Underwriter to the Company.  Nothing in this section, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.             Indemnity and Contribution:

(a)           The Company agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons (each, an “Underwriter Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter Indemnified Party may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus relying upon and in conformity with information furnished in writing by or on behalf of any Underwriter to the Company expressly for use with reference to such Underwriter therein or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or necessary to make such statements not misleading.

(b)           Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons (each, a “Company Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use with reference to such Underwriter therein or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or necessary to make such statements not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 9, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise, except to the extent that the Indemnifying Party has been prejudiced in any material respect by such omission to so notify.  Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

(d)           If the indemnification provided for in this Section 9 is held to be unavailable to an Indemnified Party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of the Underwriter’s discounts and commissions but before deducting expenses) received by the Company and the discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective underwriting commitments and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

(f)            The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive the issuance and delivery of the Notes.  In addition, the agreements contained in Sections 4(l), 4(m), 5, 9, 10, and 13 shall survive the termination of this Agreement, including pursuant to Section 7.

10.           Underwriters’ Information.  The statements set forth in the last paragraph of the cover page of the most recent Preliminary Prospectus and Prospectus and under the caption “Underwriting” in the most recent Preliminary Prospectus and in the Prospectus, (i) the first sentence under the subcaption “Commissions and Expenses”, (ii) the first sentence of the first and third paragraphs under the subcaption “Price Stabilization, Short Positions” and (iii) the paragraph under the sub caption “Relationships” constitute the only information furnished in writing by or on behalf of the Underwriters expressly for use in the most recent Preliminary Prospectus and the Prospectus as such information is referred to in Sections 3 and 9 herein.

11.           Company Information.  Each Underwriter severally and not jointly agrees that such Underwriter, without the prior written consent of the Company, has not used or referred to publicly and shall not use or refer to publicly any “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(b) of this Agreement; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of Exhibit D hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

12.           Notices:  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention High Grade Syndicate Desk, facsimile no. (212) 834-6081 and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1333 West Loop South, Suite 1700, Houston, Texas  77027, Attention:  General Counsel (telephone: (713) 513-3300, telecopy: (713) 513-3456.

13.           Governing Law and Construction: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

14.           Submission to Jurisdiction.  Except as set forth below, no proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any proceeding arising out of or in any way relating to this Agreement is brought by any third party against any of the Underwriters.  The Company hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.  The Company hereby appoints, without power of revocation, CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any proceeding in any way relating to or arising out of this Agreement.

15.           Parties at Interest:  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, executors and administrators.  No other person, partnership, heirs, personal representatives, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.           No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as Underwriters in connection with the offering of the Notes.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.  Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

18.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

CAMERON INTERNATIONAL CORPORATION

By:	/s/ H. Keith Jennings
Name: H. Keith Jennings
Title: Vice-President and Treasurer

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A hereto:

BY:	J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

BY:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

BY: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

BY: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name: Sharon Harrison
Title: Director

BY: RBS SECURITIES INC.

By:	/s/ Mark Frenzel
Name: Mark Frenzel
Title: Director

SCHEDULE A

Underwriters	Principal Amount of 2021 Notes	Principal Amount of 2041 Notes	Principal Amount of Floating Rate Notes
J.P. Morgan Securities LLC	$75,000,000	$75,000,000	$75,000,000
Morgan Stanley & Co. Incorporated	50,000,000	50,000,000	50,000,000
Citigroup Global Markets Inc.	37,500,000	37,500,000	37,500,000
Credit Suisse Securities (USA) LLC	37,500,000	37,500,000	37,500,000
RBS Securities Inc.	12,500,000	12,500,000	12,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	12,500,000	12,500,000	12,500,000
Standard Chartered Bank	12,500,000	12,500,000	12,500,000
UBS Securities LLC	12,500,000	12,500,000	12,500,000
Total	$250,000,000	$250,000,000	$250,000,000

SCHEDULE B

The Final Term Sheet attached to the Agreement as Exhibit D.

Exhibit A

FORM OF OPINION OF COUNSEL TO THE COMPANY

The opinion of Vinson & Elkins LLP, counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(a) of the Underwriting Agreement shall be to the effect that:

(i)            The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ii)           The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and an implied covenant of good faith and fair dealing.

(iii)          The Notes have been duly authorized and executed by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and an implied covenant of good faith and fair dealing.

(iv)          The Registration Statement, Disclosure Package and the Prospectus (except as to the financial statements and schedules and other financial and accounting data contained or incorporated by reference therein, as to which such counsel need express no belief) appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act.

(v)           The execution, delivery and performance by the Company of the Operative Documents, including the consummation of the offer and sale of the Notes, does not and will not (a) violate the certificate of incorporation or bylaws of the Company, (b) violate or constitute a breach of any of the terms or provisions of, or default under (or an event that with notice or the lapse of time, or both, would constitute a default), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Principal Subsidiary or an acceleration of any indebtedness of the Company or any Principal Subsidiary pursuant to (1) any Agreements and Instruments identified on Annex A hereto, (2) to the knowledge of such counsel, any law, statute, rule or regulation of the United States or the states of Texas or New York applicable to the Company or any subsidiary or its respective assets or properties typical, in such counsel’s experience, for transactions contemplated by the Operative Documents or (3) to the knowledge of such counsel, any judgment, order or decree of any United States, Texas or New York governmental agency or authority having jurisdiction over the Company or any subsidiary or their respective assets or properties that, except as, in the case of clauses (1) and (3), would not, either individually or in the aggregate, interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(vi)          The Registration Statement has become effective under the Securities Act; and any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) under the Securities Act and of the final term sheet pursuant to Rule 433 under the Securities Act has been made in the manner and within the time periods required by such rule. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission.

(vii)         No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency of the United States or the states of New York or Texas is required to be obtained or made by the Company for the performance by the Company of its obligations under the Operative Documents, except (a) such as have been obtained or made on or prior to the date hereof, (b) such as may be required under state securities and blue sky laws, or (c) those for which the failure to obtain or make would not, either individually or in the aggregate (1) have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(viii)        The Company is not, and after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ix)           Each document filed under the Exchange Act and incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus (other than the financial statements and related schedules and other financial and accounting data included therein, as to which such counsel need not comment) when they were filed with the Commission, appear on their face to have complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

(x)            The statements in the Disclosure Package and the Prospectus under the captions “Description of certain other indebtedness,” “Description of the notes,” “Description of Debt Securities,” and “Certain United States federal income tax considerations,” insofar as such statements purport to describe or summarize the legal matters and documents therein, accurately summarize in all material respects such legal matters and documents.

(xi)           In addition, such counsel shall state that they have reviewed the Registration Statement, Disclosure Package and Prospectus and have participated in discussions with your representatives, representatives of the Company and its counsel and independent registered public accounting firm concerning the preparation of the Registration Statement, Disclosure Package and Prospectus.  Such counsel shall state that, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Registration Statement, Disclosure Package and Prospectus (except to the extent stated in paragraph (x) above), no facts have come to their attention that cause such counsel to believe that (i) the Registration Statement (other than the financial statements and related schedules and other financial and accounting data contained or incorporated therein as to which such counsel need express no belief), as of its most recent Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) the Disclosure Package (other than the financial statements and related schedules and other financial and accounting data contained or incorporated therein as to which such counsel need express no belief), as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus (other than the financial statements and related schedules and other financial and accounting data contained or incorporated therein as to which such counsel need express no belief), as of the date of the Prospectus, or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B

FORM OF OPINION OF THE GENERAL COUNSEL

The opinion of William C. Lemmer, Senior Vice President and General Counsel of the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(b) of the Underwriting Agreement shall be to the effect that:

(i)            The Company (a) has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware; (b) has the corporate power and authority to own its property and to conduct its business as described in each of the Registration Statement, Disclosure Package and Prospectus and to own, lease, license and operate its respective properties in accordance with its business as currently conducted; and (c) is duly qualified or licensed to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(ii)           Each of Cameron Limited, Cameron Solutions Inc., Cameron Canada Corporation, CAMERON (SINGAPORE) PTE. LTD., Cameron Italy SRL, Cameron do Brasil Ltda., CAMERON LUX III SARL, CAMERON LUX V SARL and Cameron APME Holding Pty Ltd (each, a “Principal Subsidiary”) (a) is validly existing as a corporation, limited liability company, limited partnership or other form of entity, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation or formation; (b) has the requisite power and authority to own its property and to conduct it business as described in the Registration Statement, Disclosure Package and Prospectus, and to own, lease, license and operate its respective properties in accordance with its business as currently conducted; and (c) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(iii)          The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents to be consummated on its part.

(iv)          The statements in “Part II, Item 1 — Legal Proceedings” of the Company’s most recent quarterly report on Form 10-Q incorporated by reference in the Prospectus, insofar as such statements constitute summaries of the legal proceedings referred to therein, fairly present the information called for with respect to such legal proceedings and fairly summarize the matters referred to therein.

(v)           The execution, delivery and performance by the Company of the Operative Documents, including the consummation of the offer and sale of the Notes, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Principal Subsidiary or an acceleration of any indebtedness of the Company or any Principal Subsidiary pursuant to (a) the charter, bylaws or other constitutive documents of the Company or any Principal Subsidiary, (b) to the knowledge of such counsel, any Agreements and Instruments filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and the Current Reports on Form 8-K since January 1, 2011, together with any amendments to such Agreements or Instruments, (c) to the knowledge of such counsel, any law, statute, rule or regulation applicable to the Company or any Principal Subsidiary or its respective assets or properties typical, in such counsel’s experience, for transactions contemplated by the Operative Documents or (d) to the knowledge of such counsel, any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Principal Subsidiary or their respective assets or properties, except as, in the case of clauses (b) and (d), would not (1) reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(vi)          Neither the Company nor any of the Principal Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) its respective charter or by-laws or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Principal Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Principal Subsidiaries, except as would not (a) reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect or (b) interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

(vii)         After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would be required to be described in the Registration Statement, Disclosure Package and the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the

Registration Statement, Disclosure Package and the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement, Disclosure Package and the Prospectus that are not described, filed or incorporated as required.

(viii)        In addition, such counsel shall state that he has reviewed the Registration Statement, Disclosure Package and Prospectus and has participated in discussions with your representatives, representatives of the Company and its counsel and independent registered public accounting firm concerning the preparation of the Registration Statement, Disclosure Package and the Prospectus.  Such counsel shall state that, although he is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Registration Statement, Disclosure Package and the Prospectus (except to the extent stated in paragraph (iv) above), no facts have come to his attention that cause such counsel to believe that (i) the Registration Statement (other than the financial statements and related schedules and other financial data contained or incorporated therein as to which such counsel need express no belief), as of its most recent Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) the Disclosure Package (other than the financial statements and related schedules and other financial data contained or incorporated therein as to which such counsel need express no belief), as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus (other than the financial statements and related schedules and other financial data contained or incorporated therein as to which such counsel need express no belief), as of the date of the Prospectus, or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit C

OFFICERS’ CERTIFICATE

1.                                       I have reviewed the Registration Statement, Disclosure Package and the Prospectus.

2.                                       The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the Closing Date.

3.                                       The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the Closing Date.

4.                                       The conditions set forth in paragraphs (g) and (h) of Section 6 of the Underwriting Agreement have been met.

5.                                       The financial statements and other financial information included in the Registration Statement, Disclosure Package and the Prospectus, fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement, Disclosure Package and the Prospectus.

6.                                       No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of my knowledge, are threatened.

7.                                       The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

8.                                       Since the date of effectiveness of the Registration Statement, no event has occurred that is required under the Rules and Regulations or the Securities Act to be set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

C-1

Exhibit D

Filed Pursuant to Rule 433
Registration No. 333-151838
May 25, 2011

Cameron International Corporation
Final Term Sheet

$750,000,000

$250,000,000 Floating Rate Senior Notes due 2014
$250,000,000 4.50% Senior Notes due 2021
$250,000,000 5.95% Senior Notes due 2041

$250,000,000 Floating Rate Senior Notes due 2014

Issuer	Cameron International Corporation

Security	Floating Rate Senior Notes due 2014 (“Floating Rate Notes”)

Amount	$250,000,000

Type	SEC Registered

Settlement Date (T+5)	June 2, 2011

Maturity Date	June 2, 2014

Coupon	3-month LIBOR + 93 bps

Optional Redemption	There is no optional redemption provision for the Floating Rate Notes.

Price to Public	100%

Interest Payment and Reset Dates

Quarterly on March 2, June 2, September 2 and December 2, commencing September 2, 2011; provided that if any interest payment date (other than the maturity date) is not a business day, the Company will pay interest on the next day that is a business day, except that if such business day is in the immediately succeeding calendar month, such interest payment date (other than the maturity date) shall be the immediately preceding business day. If the maturity date is not a business day, the Company will pay interest, if any, and principal and premium, if any, on the next day that is a business day at such place of payment as if payment were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the immediately succeeding business day.

Initial Interest Rate	3-month LIBOR, determined as of two London business days

prior to the original issue date, plus 0.93% per annum.

Interest Reset Periods

The “initial interest period” will be the period from and including the original issue date to but excluding the initial interest reset date. Thereafter, each “interest reset period” will be the period from and including an interest reset date to but excluding the immediately succeeding interest reset date; provided that the final interest reset period will be the period from and including the interest reset date immediately preceding the maturity date to but excluding the maturity date.

Interest Rate Determination

The interest rate applicable to each interest reset period commencing on the related interest reset date, or the original issue date in the case of the initial interest period, will be the rate determined as of the applicable interest determination date. The “interest determination date” will be the second London business day immediately preceding the original issue date in the case of the initial interest reset period, and thereafter the second London business day immediately preceding the applicable interest reset date. The interest rate in effect on each day will be (i) if that day is an interest reset date, the interest rate determined as of the interest determination date immediately preceding such interest reset date or (ii) if that day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date or the original issue date, as the case may be.

3-month LIBOR will be determined by the calculation agent as of the applicable interest determination date in accordance with the following provisions:

(i) LIBOR is the rate for deposits in U.S. dollars for the 3-month period which appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the applicable interest determination date. “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Screen (or such other page as may replace the LIBOR01 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Reuters Screen LIBOR01 Page, LIBOR for such interest determination date will be determined in accordance with the provisions of paragraph (ii) below.

(ii) With respect to an interest determination date on which no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on such interest determination date, the calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London interbank market selected by the calculation agent (after consultation with the Company) to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London business day immediately following such interest determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such interest determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of such quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such interest determination date by three major banks (which may include affiliates of the underwriters) selected by the calculation agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London business day immediately following such interest determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting such rates as mentioned in this sentence, LIBOR for such interest determination date will be LIBOR determined with respect to the immediately preceding interest determination date.

All percentages resulting from any calculation of any interest rate will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Promptly upon such determination, the calculation agent will notify the Company and the trustee (if the calculation agent is not the trustee) of the interest rate for the new interest reset period. Upon request of a holder, the calculation agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next interest reset period.

All calculations made by the calculation agent for the purposes of calculating interest shall be conclusive and binding on the holders and the Company, absent manifest errors.

Business Day

With respect to the Floating Rate Notes, “business day” means any day (1) that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment, and (2) that is also a “London business day”, which is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Day Count Convention	Actual/360

Calculation Agent	Wells Fargo Bank, National Association, or its successor appointed by the Company.

Joint Bookrunners	J.P. Morgan Securities LLC Morgan Stanley & Co. Incorporated Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC RBS Securities Inc.

Senior Co-managers	Banco Bilbao Vizcaya Argentaria, S.A. Standard Chartered Bank UBS Securities LLC

CUSIP/ISIN	13342B AG0/US13342BAG05

$250,000,000 4.50% Senior Notes due 2021

Issuer	Cameron International Corporation

Security	4.50% Senior Notes due 2021 (“2021 Notes”)

Amount	$250,000,000

Type	SEC Registered

Settlement Date (T+5)	June 2, 2011

Maturity Date	June 1, 2021

Coupon	4.50%

Coupon Payment Dates	Semi-annual payments on June 1 and December 1 of each year, beginning December 1, 2011

Optional Redemption

Make-whole call at T + 25 bps

However, if the 2021 Notes are redeemed on or after March 1, 2021 (three months prior to their maturity date), the redemption price would equal to 100% of the principal amount of the 2021 Notes redeemed.

Benchmark	UST 3.125% due May 15, 2021

Benchmark Yield	3.127%

Reoffer Spread	+148 bps

Reoffer Yield	4.607%

Price to Public	99.151%

Joint Bookrunners	J.P. Morgan Securities LLC Morgan Stanley & Co. Incorporated Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC RBS Securities Inc.

Senior Co-managers	Banco Bilbao Vizcaya Argentaria, S.A. Standard Chartered Bank UBS Securities LLC

CUSIP/ISIN	13342B AE5/US13342BAE56

$250,000,000 5.95% Senior Notes due 2041

Issuer	Cameron International Corporation

Security	5.95% Senior Notes due 2041 (“2041 Notes”)

Amount	$250,000,000

Type	SEC Registered

Settlement Date (T+5)	June 2, 2011

Maturity Date	June 1, 2041

Coupon	5.95%

Coupon Payment Dates	Semi-annual payments on June 1 and December 1 of each year, beginning December 1, 2011

Optional Redemption

Make-whole call at T + 25 bps

However, if the 2041 Notes are redeemed on or after December 1, 2040 (six months prior to their maturity date), the redemption price would equal to 100% of the principal amount of the 2041 Notes redeemed.

Benchmark	UST 4.75% due February 15, 2041

Benchmark Yield	4.272%

Reoffer Spread	+168 bps

Reoffer Yield	5.952%

Price to Public	99.972%

Joint Bookrunners	J.P. Morgan Securities LLC Morgan Stanley & Co. Incorporated Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC RBS Securities Inc.

Senior Co-managers	Banco Bilbao Vizcaya Argentaria, S.A. Standard Chartered Bank UBS Securities LLC

CUSIP/ISIN	13342B AF2/US13342BAF22

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533 or Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649.